Exhibit 16

                                AARP MONEY FUND
                                                                   For 9/30/89


Net income available for distribution =      $466,101.17
Shares outstanding                    =      2,267,264,807

       $466,101.17         =      .001439072 (divided per share)
   --------------------
     2,267,264,807

              date                      dividend per share
              ----                      -------------------
              9/24                           .000203989
              9/25                           .000203723
              9/26                           .000204700
              9/27                           .000205295
              9/28                           .000204991
              9/29                           .000208152
              9/30                           .000208152
                                             ----------
                                             .001439072


             (.001439072/7) 36,500 = 7.50% = 7 - DAY CURRENT YIELD